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                                 Exhibit 23.0


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Number 333-84515 of Pulaski Financial Corp. and subsidiaries on Form S-8 of our report dated November 12, 1999 (November 29, 1999 as to Note 10) appearing in the Annual Report on Form 10-K of Pulaski Financial Corp. and subsidiaries for the year ended September 30, 1999.


DELOITTE & TOUCHE LLP


St. Louis, Missouri
December 27, 1999